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                                                                     EXHIBIT 5.1

                   LEGAL OPINION AND CONSENT OF LEGAL C0UNSEL


                                  July 20, 2001


University Bancorp, Inc.
959 Maiden Lane
Ann Arbor, MI 48105

Re:      Registration Statement on Form S-2
         Registration No. 333-47056

Ladies and Gentlemen:

         We have acted as special counsel for University Bancorp, Inc. a Delaware corporation (the "Company"), in connection with the rights described in the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-2 (the "Registration Statement") relating to the offering by the Company of up to 2,092, 801 shares (the "Offering") of its common stock, $.01 par value per share (the "Common Stock"). At your request, we are rendering our opinion concerning certain federal income tax consequences of the Offering.

         For purposes of the opinion set forth below, we have relied, with the consent of the Company upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificate of the officers of the Company dated the date hereof, and have assumed that such statements and representations will be complete and accurate as of the effective period of the Offering and that all such statements and representations made to the knowledge of any person or entity will be true and correct. We have also relied upon the accuracy of the Registration Statement filed with the Securities and Exchange Commission in connection with the Offering as amended through the date hereof. Any capitalized term used and not defined herein has the meaning given to it in the Registration Statement.

         We have also assumed that: (i) the Company will offer the right to subscribe for and purchase shares of Common Stock at $1.00 per share; (ii) only shareholders on the record date described in the Registration Statement will be eligible and (iii) no cash or other property will be offered or distributed by the Company to any shareholders either at the time of the Offering or in contemplation thereof.

         Based upon and subject to the foregoing, it is our opinion, under currently applicable United States federal income tax law, that:

         1. Neither the distribution of the rights to the holders of the Company's Common Stock nor the purchase of the shares of Common Stock by the exercise of the Basic Subscription Privilege, Step-up Privilege, Fractional Step-up Privilege, or Over-subscription Privilege will result in taxable income for federal income tax purposes to the holders of Common Stock in connection with the Offering.

         2. The distribution of the right or the subsequent exercise of the right by the holders of the Company's Common Stock is not taxable to the Company.

         This opinion relates solely to certain United States federal income tax consequences of the Offering and no opinion is expressed as to tax consequences under any foreign, state or local tax law or under any federal tax laws other than those pertaining to the income tax. Further, no opinion is expressed with respect to the United States federal income tax consequences to stockholders subject to special treatment under United States federal income tax law (including, for example, non-residents of the United States for United States federal income tax purposes, financial institutions, dealers in securities, traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders that acquired their Common Stock through exercise of an employee stock option or right or otherwise as compensation, and holders that hold Common Stock as part of a hedge, straddle, constructive sale or conversion transaction).

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters".

                                             Sincerely,

                                             L. R. Sowell & Associates, PLLC


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                   LEGAL OPINION AND CONSENT OF LEGAL COUNSEL

                                                                   July 20, 2001

University Bancorp, Inc.
959 Maiden Lane
Ann Arbor, MI  48105

Re:      Registration Statement on Form S-2
         Registration No. 333-47056

Ladies and Gentlemen:

We have acted as counsel for University Bancorp, Inc. a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-2 (the "Registration Statement") relating to the offering by the Company of up to 2,092,801 shares of its Common Stock, $.01 par value per share (the "Common Stock").

In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. The Shares of the Common Stock of the Company to which the Registration Statement relates have been duly authorized for issuance and, when issued in the manner specified in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters."



                                                            Sincerely,



                                                            Lewis & Munday PC